Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 5, 2003, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2002 Annual Report on Form 20-F.

KPMG Accountants N.V.

KPMG Accountants N.V.,
The Hague

PricewaterhouseCoopers LLP

PricewaterhouseCoopers
LLP, London

March 31, 2003